UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

SUTHERLAND ASSET MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas,
7th Floor
New York, NY 10036

(Address of principal executive offices))
(Zip Code)

Registrant's telephone number, including area code: (212) 257-4600

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 13, 2017, ReadyCap Holdings, LLC (“ReadyCap”), an indirect wholly-owned subsidiary of Sutherland Asset Management Corporation (the “Company”), issued $75 million in aggregate principal amount of its 7.50% Senior Secured Notes due 2022 (the “Notes”). ReadyCap’s obligations under the Notes are fully and unconditionally guaranteed (the “Guarantees”) by the Company, Sutherland Partners, L.P. (the “Operating Partnership”), Sutherland Asset I, LLC (the “Direct Parent”) and ReadyCap Commercial, LLC, a wholly-owned subsidiary of ReadyCap (“RCC,” and together with the Company, the Operating Partnership and the Direct Parent, the “Guarantors,” and each a “Guarantor”).  ReadyCap’s and the Guarantors’ respective obligations under the Notes and the Guarantees are secured by a perfected first-priority lien on certain capital stock and assets (collectively, the “Collateral”) owned by certain subsidiaries of the Company.

The issuance and sale of the Notes were made pursuant to a purchase agreement, dated February 8, 2017 (the “Purchase Agreement”), by and among ReadyCap, the Guarantors and Waterfall Asset Management, LLC, the Company’s external manager, on the one hand, and Keefe Bruyette & Woods, Inc., Incapital LLC and Sandler O'Neill & Partners, L.P. (collectively, the “Initial Purchasers”), on the other hand. Pursuant to the Purchase Agreement, ReadyCap agreed to sell to the Initial Purchasers $75 million in aggregate principal amount of the Notes in a private offering exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act, (2) institutional investors that qualify as accredited investors, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and (3) non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act and other applicable securities laws.

ReadyCap intends to use the net proceeds from the offering to acquire and originate new assets and for general business purposes.

The terms of the Notes are governed by an indenture, dated as of February 13, 2017 (the “Base Indenture”), by and among ReadyCap, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of February 13, 2017 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and among ReadyCap, the Guarantors and U.S. Bank National Association, as trustee and as collateral agent (in its capacity as the collateral agent, the “Collateral Agent”). See Item 2.03 below for additional information.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ReadyCap and the Guarantors and their affiliates have engaged in, and may in the future engage in, various commercial dealings in the ordinary course of business with the Initial Purchasers and the Trustee. Such parties have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes bear interest at 7.50% per annum, payable semiannually in arrears on February 15 and August 15, beginning on August 15, 2017. ReadyCap’s payment obligations under the Notes are unconditionally and irrevocably guaranteed, jointly and severally, by the Guarantors.

Ranking

The Notes (including any additional Notes) and the Guarantees are:

•

senior obligations of ReadyCap and the Guarantors and secured by a perfected first-priority lien on the Collateral of ReadyCap and the applicable Guarantors (subject to permitted liens) discussed in greater detail below;

•

pari passu in right of payment with ReadyCap's and the Guarantors’ existing and future senior indebtedness and senior guarantees without regard to any of ReadyCap's and the Guarantors’ assets securing the Notes or such Guarantees or such senior indebtedness or senior guarantees, as the case may be;

•

effectively senior in right of payment to ReadyCap's and the Guarantors’ existing and future unsecured indebtedness and unsecured guarantees, to the extent of the value of ReadyCap's and the Guarantors’ Collateral;

•	senior in right of payment to ReadyCap's and the Guarantors’ future subordinated indebtedness and subordinated guarantees;
•

effectively subordinated in right of payment to ReadyCap's and the Guarantors’ existing and future indebtedness and guarantees secured by liens on ReadyCap's or the Guarantors’ assets that do not constitute a part of the Collateral, to the extent of the value of the assets securing such indebtedness and guarantees; and

•

structurally subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the subsidiaries of ReadyCap and subsidiaries of the Guarantors (other than ReadyCap) that are not Guarantors of the Notes.

Security

Subject to certain limited exclusions, ReadyCap's and the Guarantors' respective obligations under the Notes and the Guarantees are secured by a perfected first priority lien (subject to permitted liens) on the following assets:

•	the capital stock of ReadyCap and RCC;
•

the capital stock of any Depositors (as defined in the Indenture) in respect of which the Collateral Agent has a perfected first-priority lien (subject to permitted liens) securing the Notes and the Guarantees (the “Depositor Stock Collateral”);

•

any Securitization Instruments (as defined in the Indenture), loans, mortgage servicing rights, U.S. Government Obligations (as defined in the Indenture), cash and Cash Equivalents (as defined in the Indenture), in each case in which the Collateral Agent has a perfected first-priority lien (subject to permitted liens) securing the Notes and the Guarantees (collectively, the “Financial Assets Collateral,” and together with the Depositor Stock Collateral, the “Replaceable Collateral”); and

•	certain other assets.

We refer to the sum of (a) the net asset value of the Depositors and (b) the total fair market value of the Financial Assets Collateral (each as determined by the Company in good faith) as the “Replaceable Collateral Value.”

The Indenture provides that the Company will not, subject to the Cure Right (as defined in the Indenture), permit the Replaceable Collateral Value, as of the last day of each of the Company’s fiscal quarters, to be less than the aggregate principal amount of the Notes outstanding as of such date.

At any time after the closing of the offering, (i) ReadyCap may add additional capital stock or assets constituting Replaceable Collateral to secure the Notes and the Guarantees and (ii) either initial Depositor or any subsequent Depositor may acquire additional assets or repay indebtedness. In addition, at any time after the closing of this offering, (i) ReadyCap may cause a Third Party Release or a Parent Group Release (each as defined in the Indenture) of the liens on any Replaceable Collateral  and (ii) any Depositor may dispose of or otherwise transfer any of its assets or increase the amount of its indebtedness, provided that, (a) immediately after giving effect to such release, disposition or other transfer or increase in indebtedness and any concurrent addition to Replaceable Collateral or acquisition of assets or repayment of indebtedness by such Depositor, as applicable, the Replaceable Collateral Value will not be less than the aggregate principal amount of the Notes then outstanding and (b) in any fiscal year of the Company the total fair market value of the initial Replaceable Collateral that may be released pursuant to a Parent Group Release shall not exceed $17,450,000.

Certain Covenants

The Indenture contains covenants that, among other things:

•	limit the ability of the Company and its subsidiaries (including ReadyCap and the other Guarantors) to incur additional indebtedness;
•

require that the Company maintain, on a consolidated basis, quarterly compliance with the applicable consolidated recourse indebtedness to equity ratio of the Company and consolidated indebtedness to equity ratio of the Company and specified ratios of the Company’s stockholders’ equity to aggregate principal amount of the outstanding Notes and the Company's consolidated unencumbered assets to aggregate principal amount of the outstanding Notes;

•	limit the ability of ReadyCap and RCC to pay dividends or distributions on, or redeem or repurchase, the capital stock of ReadyCap or RCC;
•

limit (i) ReadyCap's ability to create or incur any lien on the Collateral and (ii) unless the Notes are equally and ratably secured, (a) ReadyCap's ability to create or incur any lien on the capital stock of its wholly-owned subsidiary, ReadyCap Lending, LLC and (b) ReadyCap's ability to permit ReadyCap Lending, LLC to create or incur any lien on its assets to secure indebtedness of its affiliates other than its subsidiaries or any securitization entity; and

•	limit ReadyCap's and the Guarantors' ability to consolidate, merge or transfer all or substantially all of ReadyCap's and the Guarantors’ respective properties and assets.

Optional Redemption

ReadyCap may redeem the Notes prior to November 15, 2021, at its option, in whole or in part at any time and from time to time, at a price equal to 100% of the outstanding principal amount thereof, plus the Applicable Premium (as defined in the Indenture) as of, and unpaid interest, if any, accrued to, the redemption date. On and after November 15, 2021, ReadyCap may redeem the Notes, at its option, in whole or in part at any time and from time to time, at a price equal to 100% of the outstanding principal amount thereof plus unpaid interest, if any accrued to the redemption date.

Change of Control Repurchase

If a Change of Control Triggering Event (as defined in the Indenture) occurs, ReadyCap will be required to offer to repurchase all of the outstanding Notes (except with respect to any Notes in respect of which ReadyCap has exercised its right of redemption by sending a notice of redemption that is not subject to any conditions) at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest, if any, accrued to the Change of Control Payment Date (as defined in the Indenture).

Events of Default

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable.

The description of the Notes, the Guarantees, the Collateral and the Indenture in this Current Report on Form 8-K is qualified by reference in its entirety to the Base Indenture and the Supplemental Indenture, copies of which are filed herewith as Exhibit 4.1 and 4.2, respectively, and incorporated into Item 1.01 and this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On February 13, 2017, the Company announced via press release that ReadyCap has issued and sold $75 million aggregate principal amount of the Notes, a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description
4.1

Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC and ReadyCap Commercial, LLC, each as guarantors, and U.S. Bank National Association, as trustee.

4.2

First Supplemental Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC, ReadyCap Commercial, LLC, each as guarantors and U.S. Bank National Association, as trustee and as collateral agent, including the form of 7.5% Senior Secured Notes due 2022 and the related guarantees.

99.1	Press Release issued by Sutherland Asset Management Corporation on February 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

Date: February 13, 2017